                               EXHIBIT NO. (6)(B)
                 REVISED SCHEDULE TO THE DISTRIBUTION AGREEMENT

                                   SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT
                        BETWEEN SCHWAB CAPITAL TRUST AND
                           CHARLES SCHWAB & CO., INC.
                            DATED SEPTEMBER 22, 1995




Fund                                                          Effective Date
----                                                          --------------
Schwab International Index Fund                               July 21, 1993

Schwab Small-Cap Index Fund                                   October 14, 1993

Schwab Asset Director(R)- High                                September 25, 1995
Growth Fund

Schwab Asset Director(R)-Balanced                             September 25, 1995
Growth Fund

Schwab Asset Director(R)-                                     September 25, 1995
Conservative Growth Fund





                                 SCHWAB CAPITAL TRUST


                                 By:    /s/ William J. Klipp
                                        -------------------------
                                 Name:  William J. Klipp
                                 Title: Senior Vice President and
                                        Chief Operating Officer


                                 CHARLES SCHWAB & CO., INC.

                                 By:    /s/ Elizabeth G. Sawi
                                        -------------------------
                                 Name:  Elizabeth G. Sawi
                                 Title: Executive Vice President